Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULES 13a-14 AND 15d-14
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Zhang Shanjiu, certify that:

1.           I have reviewed this Annual Report on Form 10-K/A of BTHC XV, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.           [Intentionally omitted]

5.           [Intentionally omitted]

Dated:  August 19, 2011

By:  /s/ Zhang Shanjiu
Zhang Shanjiu
Chief Executive Officer and
Principal Executive Officer